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                                                                  EXHIBIT 23.18



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 21, 1997 on the combined financial statements of Silver State Disposal Service, Inc. and Affiliates included in Republic Industries, Inc.'s Form 8-K dated September 15, 1997 and to all references to our Firm included in this registration statement.


/s/ PIERCY, BOWLER, TAYLOR & KERN

PIERCY, BOWLER, TAYLOR & KERN



Las Vegas, Nevada,
January 16, 1998